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                                                                   EXHIBIT 10.29















                           NORCAL WASTE SYSTEMS, INC.


                        SHORT-TERM INCENTIVE BONUS PLAN

















                                                                AMENDED 10/29/98
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OBJECTIVES OF THE SHORT-TERM INCENTIVE BONUS PLAN

The objectives of the Short-term Incentive Bonus Plan are to:


o    Establish a competitive Total Cash Compensation Program for key managers.

o Attract, retain and focus the efforts of key managers on critical company goals.

o Provide key managers with an attractive Total Cash Compensation Program with earnings potential that vary with actual business performance.

o Reinforce and reward key managers for the achievement of superior operating results.

o Better align shareholder and management's interests in enhanced company value.

o Shift fixed compensation expenses (base salary) to more variable types of compensation (incentive plans).

o    Provide for administrative consistency by developing a formal plan.


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SHORT-TERM INCENTIVE BONUS PLAN

The Short-term Incentive Bonus Plan is an important element in Norcal's Total Cash Compensation program. The funding for this plan is based solely on company performance. If the company does not achieve a profit before taxes and after provisions for the Short-term Incentive Bonus Plan, then no incentive bonuses will be paid under this plan.

Beyond this initial performance criteria, the funding of the Short-term Incentive Plan would be based on incremental company performance as measured against targets established by the business plan. Due to the highly regulated nature of the business, and an ambitious business planning process, simply achieving business plan targets is an accomplishment worth recognizing. The incremental performance levels identified for this plan are:

              PERFORMANCE LEVEL           AWARD LEVEL
                 (% OF PLAN)             (% OF TARGET)
                    120%                      200%
                    110%                      150%
                    100%                      100%
                     90%                       75%
                     85%                       50%
                    <85%                        0


In any plan year where the actual EBITDA is less than the prior year's EBITDA, the maximum bonus payable will be at 100% of the target level.

Because Norcal seeks to grow and diversify while remaining profitable, the following performance measures should be identified with respect to the management group:

o EBITDA - This goal supports an operating profits focus that is common in the industry, and it provides the cash flow needs that will enable the company to continue to reduce debt levels.

o YEAR-TO-YEAR REVENUE GROWTH (%) - If Norcal is to significantly increase its shareholder value, it will have to increase its year-to-year historical revenue gains, both through acquisitions and through expansion of its customer base - the company should estimate desired levels of revenue increases anticipated through both acquisitions and market expansions, and then set annual revenue growth percentage goals to meet those targets. Revenue growth is also supported by timely rate increases achieved through careful monitoring of expense loads. A subset of this category should be REVENUE DIVERSIFICATION - Norcal should strive to reduce the level of its revenues that come from San Francisco (not on an absolute basis, but as a percentage of total revenues). This performance goal is directed at minimizing risk associated with having a concentrated level of revenue resident in one source (i.e., San Francisco).

o YEAR-TO-YEAR INCREASE IN PROFIT MARGIN (%) - This goal is directed at moving the company from regulated revenue sources to non-regulated revenue sources - non-regulated business carries higher profitability margins and could require less of the administrative overhead required to meet regulated business requirements.

o RISK MANAGEMENT - The company's ability to succeed in its industry could be hampered by a failure to maintain high levels of safety experience and environmental compliance. Management must take the lead in ensuring that Norcal meets all customer and government expectations if it is to distinguish itself from its competitors.
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For fiscal year 1996, 50% of the bonus calculation will be within the discretion of the Compensation Committee and/or the Board of Directors and 50% will be based on EBITDA achieved.

For fiscal year 1997 and later years, the portion of the bonus calculation that is discretionary will be specified each year and the remaining amount will be based on achieving criteria in the following table as determined in each year's business plan.

PERFORMANCE WEIGHTING

- Annual incentives should be closely tied to what employees can influence and/or control. The plan provides different weightings for each of the aforementioned performance measures, depending on position in the company.

- The following table illustrates how weighting will be applied on a position-by-position basis:


                                               REVENUE      RISK       PROFIT
              LEVEL                  EBITDA    GROWTH    MANAGEMENT    MARGIN    TOTAL
----------------------------------   ------    -------   ----------    ------    -----
President/Chief Executive Officer      50%       50%         --          --       100%

EVP/Chief Operating Officer            50%       50%         --          --       100%

SVP/Chief Financial Officer            50%       50%         --          --       100%

VP - Corporate Controller              50%       50%         --          --       100%

VP/Division Mgr. - No. Cal
Landfills and Technical Services       25%       --          50%         25%      100%

Regional Manager - Northern
California                             25%       25%         25%         25%      100%

Regional Manager - Southern
California                             25%       25%         25%         25%      100%

Group General Manager - San
Francisco Non-Regulated Companies      25%       25%         25%         25%      100%

Group General Manager - San
Francisco Regulated Companies          25%       25%         25%         25%      100%

Group General Manager - San
Francisco Peninsula Companies          25%       25%         25%         25%      100%

Group General Manager - North
Coast Companies                        25%       25%         25%         25%      100%

Other Employees

> Landfill and Operations Groups       25%       25%         25%         25%      100%

> Corporate Staff                      50%       50%         --          --       100%

> Director - Risk Management           25%       25%         50%         --       100%

> Corporate Safety Manager             25%       25%         50%         --       100%

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Short-term Incentive Plan payments will be made based on company performance assessed at the close of each fiscal year. Actual payments to participants will be made as soon as possible after the close of the fiscal year.

PLAN PARTICIPANTS

An initial listing of Short-term Incentive Plan participants has been developed. This listing is a guideline for the inclusion of individuals to participate in this plan based on a criteria of being assigned to a management position with a Salary Grade of 24 or above.

At the end of the fiscal year, this listing will be reviewed. Individuals may be deleted from or added to this listing. The appropriate manager will propose additions or deletions to the senior management in charge of this area. Any changes in plan participation requires the approval of the Chief Executive Officer.

-------------------------------------------------------------------------------------------------------------
PARTICIPANT LISTING & AWARD OPPORTUNITIES                                         INCENTIVE AWARD %
-------------------------------------------------------------------------------------------------------------
                                                          SALARY
                   POSITION                               GRADE       THRESHOLD        TARGET        MAXIMUM
-------------------------------------------------------------------------------------------------------------
Chief Executive Officer                                   45            30%             60%           120%
Executive Vice President                                  41            25%             50%           100%
Chief Financial Officer                                   37            25%             50%           100%
Corporate Controller                                      32            15%             30%            60%
Regional Manager - Northern California                    33            15%             30%            60%
Regional Manager - Southern California                    35            15%             30%            60%
VP Technical Services/Division Manager                    32          12.5%             25%            50%
Group General Manager - S.F. Non-Regulated Companies      32          12.5%             25%            50%
Group General Manager - S.F. Regulated Companies          32          12.5%             25%            50%
Group General Manager - S.F. Peninsula Companies          32          12.5%             25%            50%
Group General Manager - North Coast Companies             32          12.5%             25%            50%
Grades 29-31 and Grade 28 General Manager                               10%             20%            40%
Grades 26-28 (excluding Grade 28 General Managers)                     7.5%             15%            30%
Grades 24-25                                                             5%             10%            20%
-------------------------------------------------------------------------------------------------------------